EXHIBIT 21

                                  EMBREX, INC.
                                  SUBSIDIARIES

Name                                         Jurisdiction of Incorporation
--------------------------------------       ------------------------------

Embrex Europe Limited                        United Kingdom
Embrex Sales, Inc.                           North Carolina
Embrex BioTech Trade (Shanghai) Co., Ltd.    People's Republic of China
Inovoject do Brasil Ltda.                    Brazil
Embrex France s.a.s.                         France
Embrex Iberica                               Spain